                                                       EX-10.1



THE SECURITIES PURCHASED PURSUANT TO THE TERMS OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.


                      STOCK AND WARRANT PURCHASE AGREEMENT


         North American Technologies Group, Inc., a Delaware corporation (the "Company"), its Operating Subsidiaries (as defined herein) signatory hereto (for purposes of SECTION 2 only), NationsBanc Capital Corporation, a Texas corporation ("NBCC"), and the other parties signatory hereto (each an "Investor" and, with NBCC, collectively, the "Investors") enter into this Agreement, dated April 5, 1996, relating to the issuance by the Company of certain of its securities.

SECTION 1.       DESCRIPTION OF TRANSACTION

         1.1 DESCRIPTION OF SECURITIES. The Company agrees to issue to the Investors, and the Investors severally but not jointly agree to purchase from the Company, shares of the Company's authorized but unissued Series F Preferred Stock, $.001 par value per share (the "Preferred Shares", which shall include any shares of Series F Preferred Stock issued as stock dividends and/or payments-in-kind), as indicated on Exhibit A. The Preferred Shares will be convertible into shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), as provided in Exhibit B. In connection with the issuance of the Preferred Shares, the Company will also issue to the Investors warrants exercisable into shares of the Company's Common Stock (the "Warrants"). Any securities of the Company issued or issuable upon conversion of the Preferred Shares (and any Common Stock issued as stock dividends and/or payments-in-kind on the Preferred Shares) are referred to as "Conversion Shares." Any securities of the Company issued or issuable upon exercise of the Warrants are referred to as "Warrant Shares."

         1.2     CLOSING.

         (a) The closing (the "Closing") of the sale of the Preferred Shares and the Warrants will take place at the offices of Jenkens & Gilchrist, a Professional Corporation, Houston, Texas, counsel for the Investors, at 1:00 p.m., on the date of this Agreement, or such other time and place as agreed to by the parties (the "Closing Date"). At the Closing, the Company will deliver the Preferred Shares and the Warrants being acquired by the Investors upon payment of the purchase price by the Investors to the Company by either (a) wire transfer,
(b) certified or bank cashier's check, (c) surrender for cancellation by the holders thereof of those certain 13 1/2% Convertible Subordinated Notes, due September 22, 2000 (the "Notes"), and those certain Stock Purchase Warrants (the "Purchase Warrants"), both issued pursuant to that certain Investment Agreement, dated as of September 22, 1995 (the "Investment Agreement"), by and among the Company and the signatories thereto, or (d) other form of payment acceptable to the Company, as shown on Exhibit A. The Company will not be obligated to issue any Preferred Shares or Warrants unless the Investors purchase all the Preferred Shares and Warrants indicated on Exhibit A to be purchased at the Closing, and the Company will pay to each holder of a surrendered Note the amount of the accrued and unpaid interest on such Note to the Closing Date, in accordance with the terms of such Note.

         (b) In the event the Company does not at the Closing sell and issue, and/or receive commitments to purchase, all 100,000 Preferred Shares authorized herein to be issued and sold to the Investors, the Company may sell and issue additional Preferred Shares at a subsequent closing (hereinafter referred to as the "Deferred Closing"); provided, that (i) the aggregate purchase price paid for Preferred Shares at the Closing referred to in SECTION 1.2(a) is at least $7,700,000 ($2,700,000 of which shall have come from the surrender and cancellation of the Notes and Purchase Warrants), (ii) such sales occur on or prior to May 15, 1996 at the same price and on the same terms and conditions set forth herein, (iii) each purchaser at the Deferred Closing executes the Stockholders' Agreement (as defined herein) and (iv) the aggregate number of Preferred Shares sold at the Closing and the Deferred Closing do not exceed the number of Preferred Shares authorized to be sold at the Closing; and provided, further, that, for purposes of such Deferred Closing, each of the conditions precedent set forth in SECTION 1.3 hereof shall be deemed to have been met without any further action necessary on the part of the Company or its counsel. At the Deferred Closing, upon execution of this Agreement and the Stockholders' Agreement, a purchaser shall become a party hereto and shall be included within the meaning of "Investor" hereunder, the shares of Series F Preferred so issued shall be included within the term "Preferred Shares" hereunder, the warrants so issued shall be included within the term "Warrants" hereunder and Exhibit A shall be amended to include such Investors, without any further consent or action on the part of the initial Investors. Each Investor irrevocably waives any and all rights of first refusal or other rights in respect of any Preferred Shares and/or Warrants purchased at a Deferred Closing.

         1.3 CONDITIONS TO CLOSING. The obligation of each Investor to purchase and pay for the Preferred Shares to be purchased by each Investor at the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) the Company shall have duly authorized and filed a Certificate of Designations (the "Designations") with the Secretary of State of the State of Delaware substantially in the form attached hereto as Exhibit B;

         (b) each of the parties listed on the signature page hereto shall have entered into a Stockholders' Agreement (the "Stockholders' Agreement"), substantially in the form attached hereto as Exhibit C;




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         (c)     the Company shall have issued the Warrants to be acquired by the Investors, substantially in the form attached hereto as Exhibit D;

         (d) Theodore J. Lee, counsel for the Company, shall have delivered to each Investor a legal opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investors;

         (e) the Company shall have delivered to NBCC the information required by the Small Business Administration (the "SBA"), including SBA Forms 480 (Size Status Declaration), 652 (Assurance of Compliance for
Nondiscrimination) and 1031 (Portfolio Financing Report), that is requested by NBCC;

         (f) the Company shall have obtained key man term life insurance with insurer(s) of recognized responsibility in the amount of $1,000,000 (and an additional $1,000,000 shall have been applied for) on Tim B. Tarrillion, $500,000 on each of Donovan W. Boyd (and an additional $500,000 shall be promptly after the Closing Date applied for), Judith Knight Shields and Michael Bonem, and $1,700,000 on Ron Borah during the respective period or periods that each such person is employed by the Company or any Subsidiary (as defined herein), with the Company as the sole beneficiary of the proceeds of the policies described herein (the "Key Man Insurance");

         (g) the Company shall have delivered to each Investor the financial statements referred to in SECTION 2.7 below (with a draft audit letter from the Company's independent auditor); and

         (h)     the Company shall have delivered to each Investor:

                 (i) the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of Delaware;

                 (ii) (A) copies of the Company's and each Operating Subsidiary's resolutions of the Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby, (B) the Bylaws of the Company and (C) the names of the officer or officers of the Company and each Operating Subsidiary authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

                 (iii) a good standing certificate for the Company and each Operating Subsidiary from the Secretary of State of the jurisdiction of organization of each and a certificate from each state where the Company and each Operating Subsidiary is required (as provided in SECTION 2.1 hereof) to be qualified as a foreign corporation showing such qualification, dated as of a date within ten (10) days of the Closing Date;

                 (iv) the consolidated budget/operating forecast of the Company and the Subsidiaries;

                 (v) a certificate of the President of the Company, dated as of the Closing Date, stating that the conditions specified in SECTIONS 1.3(a)-(g) above have been fully satisfied; and

                 (vi) such other documents, instruments, and certificates as the Investors may reasonably request.

SECTION 2.       REPRESENTATIONS OF THE COMPANY

         As part of the basis of this Agreement, the Company (which such representations of the Company for the purposes of this SECTION 2 shall be deemed to be both with respect to the Company itself and with respect to the Company and the Subsidiaries, taken as a whole) and each Operating Subsidiary signatory hereto, jointly and severally, represent to the Investors that:

         2.1 ORGANIZATION. Each of the Company and EET, Inc., Industrial Pipe Fittings, Inc., GAIA Technologies, Inc. and North American Environmental Group, Inc. (collectively, the "Operating Subsidiaries" and each an "Operating Subsidiary" and, with the other entities listed in Schedule 2.16 hereto, collectively, the "Subsidiaries" and each a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and except as described in Schedule 2.1, is not required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to so qualify would have a material adverse effect on the Company and the Operating Subsidiaries. Schedule 2.1 sets forth the jurisdictions in which the Company and each Operating Subsidiary is qualified.

         2.2 CORPORATE POWER. The Company and each Operating Subsidiary have all required corporate power and authority to own their respective properties and to carry on their respective businesses as presently conducted and as proposed to be conducted. The Company and each Operating Subsidiary have all required corporate power and authority to enter into, deliver and perform this Agreement and to fully carry out the transactions contemplated by this Agreement. The copies of the Certificate or Articles, as applicable, of Incorporation and Bylaws of the Company and each Operating Subsidiary, as amended to date, which have been furnished to counsel for the Investors, are true, correct and complete.

         2.3 AUTHORIZATION. This Agreement and all documents executed pursuant to this Agreement are valid and binding obligations of the Company and the Operating Subsidiaries, as the case may be, enforceable according to their terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (b) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (c) the availability of specific performance or other equitable remedies. The execution, delivery and performance of this Agreement and the issuance of the Preferred Shares, the Warrants, the Conversion Shares and





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
zero (0) of the Warrant Shares have been duly authorized by all necessary corporate action of the Company and the Operating Subsidiaries, as the case may be.

         2.4 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind is necessary or required in connection with the execution, delivery, performance or enforcement against the Company and the Operating Subsidiaries of this Agreement, or any other documents executed pursuant to this Agreement, except for federal and state securities filings.

         2.5 CAPITALIZATION. The authorized and issued capital stock of the Company and each Operating Subsidiary is as set forth in Schedule 2.5. All of the presently outstanding shares of capital stock of the Company and each Subsidiary have been validly authorized and issued and are fully paid and nonassessable. The Preferred Shares have been validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws, the Certificate of Incorporation, the Stockholders' Agreement and/or this Agreement. The relative rights, preferences, restrictions and other provisions relating to the Preferred Shares are as set forth in Exhibit B. The Company has authorized and reserved for issuance upon conversion of the Preferred Shares not less than 15,000,000 shares of its Common Stock and upon exercise of the Warrants zero (0) shares of its Common Stock (which as of the date hereof is not sufficient to allow exercise of all of the Warrants purchased hereunder), and the Conversion Shares and the Warrant Shares will be, when and if issued, validly authorized and issued, fully paid and nonassessable, and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws, the Certificate of Incorporation, the Stockholders' Agreement and/or this Agreement. Except as provided in Schedule 2.5, neither the Company nor any Subsidiary has issued any other shares of its capital stock and there are no outstanding subscriptions, warrants, options, calls, commitments, or other rights to purchase or acquire, or securities convertible into or exchangeable for, any capital stock of the Company or any Subsidiary. Except as disclosed on Schedule 2.5 or as contemplated under this Agreement (and the other agreements executed in connection herewith), there are no agreements to which the Company or any Subsidiary is a party or has knowledge regarding the issuance, registration, voting, transfer of or obligation (contingent or otherwise) of the Company or any Subsidiary to repurchase or otherwise acquire or retire or redeem any of its outstanding shares of capital stock.

         2.6 PREEMPTIVE RIGHTS. There are no preemptive rights affecting the issuance or sale of the Company's capital stock, except as described in
SECTION 7 hereof.





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
         2.7 FINANCIAL STATEMENTS. Schedule 2.7 contains the following financial statements of the Company:

                          its unaudited financial statements (consolidated
                 balance sheet and statements of income, retained earnings and cash flows, including notes thereto) at December 31, 1995, and for the fiscal year then ended (the balance sheet included therein being the "Base Balance Sheet"), and its unaudited financial statements (consolidated balance sheet and statements of income, retained earnings and cash flow) as at and for the period from January 1, 1996 through and until February 29, 1996 (collectively, the "Financial Statements").

         The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited interim Financial Statements do not contain footnotes required by GAAP. The Financial Statements fairly present the consolidated financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end and quarter-end adjustments. Except as set forth in the Base Balance Sheet, neither the Company nor any Operating Subsidiary has any liabilities, contingent or otherwise, other than (a) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Base Balance Sheet and which, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any Operating Subsidiary or (b) as set forth on Schedule 2.7 hereto or as otherwise disclosed in this SECTION 2 or any schedule hereto. Except as disclosed in the Financial Statements, on Schedule
2.7 hereto and for inter-company transactions with or between Operating Subsidiaries, neither the Company nor any Subsidiary has any indebtedness for borrowed money and none of them are a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and the Subsidiaries maintain and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         2.8     ABSENCE OF CERTAIN DEVELOPMENTS.  Except as disclosed in
Schedule 2.8 or in the Financial Statements, since the date of the Base Balance Sheet, (a) there has been no material adverse change in the financial condition of either the Company or any of the Operating Subsidiaries, (b) neither the Company nor any Operating Subsidiary has incurred any material liabilities or material contingent liabilities, (c) the Company has not declared any dividends or purchased any of its capital stock, other than as required by the terms of the Series D Preferred Stock of the Company, (d) neither the Company nor any Operating Subsidiary has entered into any material transactions outside the ordinary course of business, (e) neither the Company nor any Operating Subsidiary has waived a valuable right or cancelled any debt or claim held by the Company or any Operating Subsidiary, (f) neither the Company nor any Operating Subsidiary has made a loan to any officer, director, employee or shareholder of the Company, or any agreement or commitment therefor, (g) neither the Company nor any Operating Subsidiary has had or committed to any increase, direct or indirect, in the compensation paid or payable to any





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
officer, director, employee or agent of the Company or any Operating Subsidiary, except as required by written employment agreements to which the Company or any Operating Subsidiary is a party (and which such increases are described in Schedule 2.8), (h) neither the Company nor any Operating Subsidiary has had any material loss, destruction or damage to any property, whether or not insured, (i) neither the Company nor any Operating Subsidiary has had any change in personnel or the terms and conditions of their employment, (j) neither the Company nor any Operating Subsidiary has had any acquisition or disposition of any assets (or any contract or arrangement therefor), or any other transaction otherwise than for fair value in the ordinary course of business, and (k) neither the Company nor any Operating Subsidiary has committed itself to any of (a) through (j) above.

         2.9 TAX MATTERS. All required tax returns of the Company and each Subsidiary have been accurately prepared in all material respects and filed (including applicable extensions), and all taxes and penalties required to be paid with respect to the periods covered by such returns have been timely paid. Neither the Company nor any Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, has had any tax deficiency proposed or assessed against it that is still outstanding, or has executed any waiver still in effect of any statute of limitations on the assessment or collection of any tax. None of the federal or state income tax returns or state franchise tax returns of either the Company or any Subsidiary has ever been audited by governmental authorities. There is no pending dispute with any taxing authority that, if determined adversely to the Company or any Operating Subsidiary, would result in the assertion by any taxing authority of any material tax deficiency, and neither the Company nor any Operating Subsidiary has any knowledge of a proposed liability for any tax to be imposed upon the Company's or any Subsidiary's properties or assets for which there is not an adequate reserve reflected in the Financial Statements.

         2.10 TITLE TO ASSETS; CONDITION OF ASSETS. Except as disclosed in the notes to the Financial Statements and on Schedule 2.10, the Company and the Operating Subsidiaries have good and indefeasible title to their respective assets, including, without limitation, those reflected on the Base Balance Sheet (other than those since disposed of in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (a) liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings, and (b) encumbrances that are incidental to the conduct of their respective businesses or ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially detract from the value of the assets affected or materially impair their use by the Company or such Operating Subsidiary, as the case may be. With respect to the assets of the Company and each Operating Subsidiary that are leased, the Company or such Operating Subsidiary, as the case may be, is in compliance with all material provisions of such leases. The equipment and other tangible assets of the Company and the Operating Subsidiaries are in good operating condition (except for reasonable wear and tear), and have been reasonably maintained.

         2.11 PROPRIETARY RIGHTS. Except as set forth in Schedule 2.11, the Company and the Subsidiaries have ownership of all material copyrights, trademarks, service marks and other proprietary rights used in their respective businesses (collectively the "Intellectual Property").





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Such copyrights, trademarks, service marks and other proprietary rights are sufficient for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. The present products and services of the Company and the Operating Subsidiaries do not infringe any patent, copyright, trademark or other proprietary rights of others, neither the Company nor any Operating Subsidiary believes the Company or any Operating Subsidiary is utilizing the inventions of any employee (or person currently intended to be hired) created prior to his employment with the Company or such Operating Subsidiary, as the case may be, which the Company or such Operating Subsidiary, as the case may be, does not have rights to use, and neither the Company nor any Operating Subsidiary has received any notice from any third party of any such alleged infringement by the Company or such Operating Subsidiary. The Company and the Operating Subsidiaries have taken all necessary steps to establish and preserve their respective ownership, licenses or rights of use of all material trademarks, service marks, copyrights, trade secrets and other proprietary rights with respect to their products, services and technology. Neither the Company nor any Operating Subsidiary is aware of any infringement by others of its respective Intellectual Property. Except as set forth on Schedule 2.11, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is the Company or any Operating Subsidiary bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. None of the agreements referred to in Schedule 2.11 gives the other parties thereto any rights or interests in or to the Intellectual Property of the Company or any Operating Subsidiary other than to use such Intellectual Property solely in connection with the internal operations of their business and neither they nor any other third party have the right to license, sublicense, distribute or market all or part of the Company's or any Operating Subsidiary's products, except as described on Schedule 2.11. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's and each Operating Subsidiary's business by the employees of the Company and each Operating Subsidiary, nor the conduct of the Company's and each Operating Subsidiary's business as proposed, will, to the best of the Company's and each Operating Subsidiary's knowledge, conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a material default under, any contract, covenant or instrument under which any such employee is now obligated.

         2.12    MANUFACTURING AND MARKETING RIGHTS.  Except as set forth in
Schedule 2.12, neither the Company nor any Operating Subsidiary has granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's or any Operating Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

         2.13 EFFECT OF TRANSACTIONS; COMPLIANCE WITH OBLIGATIONS. The Company's and each Operating Subsidiary's execution and delivery of this Agreement, and its performance of the transactions contemplated by this Agreement, will not violate any judgment, decree or order, or any material contract or obligation of the Company or any Operating Subsidiary, as the case may be, or, to such entity's knowledge, any statute, rule or regulation of any federal, state or local government or agency applicable to the Company or any Operating Subsidiary, or any





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material contract to which any employee of the Company or any Operating
Subsidiary is bound. Based upon the representations of the Investors, the offer and sale of the Preferred Shares and the Warrants will be in compliance with all applicable federal and state securities laws. No consent, approval or filing with any regulatory agency is required to be taken by the Company or any Operating Subsidiary in connection with the transactions contemplated by this Agreement, except those which the Company or any Operating Subsidiary has obtained or made in a timely manner, and except for any filing of Form D or any applicable state blue sky filing that may be made by the Company after the Closing.

         2.14 LITIGATION. Except as disclosed in the Company's Commission Documents (as defined herein) and/or the Financial Statements, there is no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of the Company or any Operating Subsidiary, threatened (a) against the Company or any Subsidiary, (b) affecting any of the properties or assets of the Company or any Subsidiary, (c) that questions the validity of this Agreement, or the right of the Company or any Operating Subsidiary to enter into this Agreement or to consummate the transactions contemplated hereby, or (d) against any officer, director, shareholder or employee of the Company or any Subsidiary in such capacity or relating to his prior employment relationships. Neither the Company nor any Operating Subsidiary is aware of any unasserted claim that is likely to result in any litigation, arbitration or legal or administrative proceeding against it or any other Subsidiary.

         2.15 LEGAL COMPLIANCE. The Company and the Operating Subsidiaries have all material franchises, permits, licenses and other rights and privileges necessary to permit them to own their respective properties and to conduct their respective businesses as presently conducted and as proposed to be conducted. The business and operations of the Company and each Operating Subsidiary have been, are being and will be conducted in all material respects in accordance with all applicable laws, rules and regulations, and neither the Company nor any Operating Subsidiary is in violation of any judgment, or to such entity's knowledge, any law or regulation, the violation of which could reasonably be expected to result in a material adverse effect on the Company or such Operating Subsidiary.

         2.16    SUBSIDIARIES; JOINT VENTURES.  Except as described in Schedule
2.16 hereto, the Company does not have any direct or indirect subsidiaries, nor any interests in partnerships, joint ventures, limited liability companies, or other business entities. The Operating Subsidiaries are the only Subsidiaries of the Company which either individually or in the aggregate, have any material assets, liabilities or operations and which constitute "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each Subsidiary named in Schedule 2.16 hereto is wholly owned by the Company, except as set forth in Schedule 2.16 hereto, and the Company has no present intention of (a) disposing of any of the capital stock of any such Subsidiary presently owned by the Company or (b) allowing any Subsidiary to sell or otherwise dispose of any material portion of such Subsidiary's assets, except for normal dispositions in the ordinary course of business.

         2.17 NO DEFAULTS; MATERIAL CONTRACTS. The Company and the Operating Subsidiaries have in all respects performed all obligations required to be performed by them and are not in





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
default under any contract, commitment or instrument, and no event or condition has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, except where the failure to perform any such obligation, or except where any such default, would not reasonably be expected to have a material adverse effect on the business assets, results of operations, condition (financial or otherwise), or prospects of the Company and its Operating Subsidiaries taken as a whole. Schedule 2.17 contains an accurate list of all agreements, and any contracts or commitments, oral or written, of the Company and each Operating Subsidiary, that require the expenditure by the Company or such Operating Subsidiary of more than $100,000 over the term of such contract or commitment, or that are not terminable by the Company or such Operating Subsidiary without penalty prior to the first anniversary of this Agreement. Except as indicated on Schedule 2.17, (a) neither the Company nor any Operating Subsidiary is under any material obligation that cannot be performed by it on time and without substantial or unusual expenditure of money and effort, or (b) any party having material contracts with the Company or any Operating Subsidiary are, to the knowledge of such entity, in compliance with such agreements in all material respects.

         2.18 INSURANCE. The Company and the Subsidiaries maintain insurance coverages which are adequate for the businesses being conducted, and the properties owned or leased, by the Company and the Subsidiaries. The Company has provided access to the Investors to correct and complete copies of all such insurance policies of the Company and the Subsidiaries.

         2.19 EMPLOYEE MATTERS; AFFILIATE TRANSACTIONS. Except as disclosed in Schedule 2.19 or described in this Agreement, (a) neither the Company nor any Operating Subsidiary has in effect or any obligation to put into effect any employment agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, (b) there are no existing or proposed loans, leases, licenses or other such agreements or arrangements between the Company or any Operating Subsidiary, on the one hand, and any officer, director or stockholder of the Company or any Operating Subsidiary, on the other hand and (c) neither the Company nor any Operating Subsidiary (i) is a party to any contract with any labor union or organization representing any employee, or any other employee representative, or (ii) has had at any time during the past five years, nor to the knowledge of such entity is there now threatened, any walkout, strike, picketing, work stoppage or any other similar occurrence which has had or would have a material adverse effect on the assets, business, prospects or operations of the Company and the Operating Subsidiaries. The Company has made available to the Investors a true and correct summary of the policies, if any, followed by the Company and each Operating Subsidiary regarding confidentiality of sensitive information and ownership of patents, know-how and other such matters relating to the business of the Company and each Operating Subsidiary. Except as disclosed in Schedule 2.19, to the knowledge of the Company and the Operating Subsidiaries, (A) no officer or other key employee of the Company or any Operating Subsidiary has any present intention of terminating his employment with the Company or such Operating Subsidiary, and (B) no key employee is bound by any agreement with any other employer (past or present) that adversely affects the performance of his duties as an employee of the Company or any such Operating Subsidiary or the businesses of the Company or any such Operating Subsidiary.

         2.20 BROKERAGE. Except as listed in Schedule 2.20, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company or any Subsidiary, for which any of the Investors are or could under any circumstance be liable.

         2.21 DISCLOSURE. This Agreement, including the exhibits and schedules hereto, and the other documents and certificates furnished by the Company and/or any Subsidiary to the Investors or their counsel do not contain any untrue statement of material fact or, when taken as a whole, omit any material fact necessary in order to make the statements not misleading. There is no fact known to the Company or any Operating Subsidiary that has not been disclosed in the Commission Documents (as defined herein) or that the Company and the Operating Subsidiaries have not disclosed to the Investors prior to the date of this Agreement that materially adversely affects the business, assets, properties, prospects or condition (financial or otherwise) of the Company or any Operating Subsidiary or the ability of the Company or any Operating Subsidiary to perform under this Agreement or to consummate the transactions contemplated hereby.

         2.22 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 2.22 hereto, neither the Company nor any Operating Subsidiary maintains, sponsors, or contributes to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan," as those terms are defined in Sections 3(2), 3(1), and 3(37) of the Employee Retirement Security Act of 1974, as amended. Except as listed in Schedule 2.22, neither the Company nor any Operating Subsidiary has any incentive or benefit arrangements.

         2.23    ENVIRONMENTAL.

         (a) Except for items which could not reasonably be expected to have a material adverse effect on the Company or any Subsidiary, no part of the Company's or any of its Subsidiaries' assets, including, without limitation, any real property owned or, to the knowledge of such entity after diligent and appropriate inquiry by the officers of such entity, leased by any such entity, is contaminated by any substance or material presently identified to be toxic, a pollutant, a contaminant or a hazardous substance according to any Applicable Environmental Law. Neither the Company nor any Subsidiary has caused or suffered to occur any material discharge, release, spillage, emission, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste or hazardous substance at, from, upon, and under or within any real property owned or leased by the Company or any Subsidiary, or any contiguous real property. Neither the Company nor any Subsidiary has been and none of such entities has committed any acts or omissions which could reasonably be expected to lead to the imposition on the Company or any Subsidiary of material liability, or creation of a lien on the Company's or any Subsidiary's assets, under any Applicable Environmental Law.

         (b) For purposes of this Section, "Applicable Environmental Law and Laws" shall mean any law affecting real or personal property owned, operated or leased by the Company or any Subsidiary or any other operation of the Company or any Subsidiary in any way pertaining to health, safety, or the environment, including, without limitation, (i) the Comprehensive Environmental Response, Conservation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to "CERCLA"), (ii) the Resource Compensation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (iii) the Safe Drinking Water Act, as amended from time to time, (iv) the Toxic Substances Control Act, as amended from time to time, (v) the Clean Air Act, as amended from time to time, (vi) the Occupational Safety and Health Act, as amended from time to time, and (vii) any laws which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "hazardous substance", "petroleum", "release", and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided, further, however, that to the extent the laws of any nation, province, state or political subdivision thereof in which any real or personal property owned, operated or leased by the Company or any Subsidiary is located or in which the Company or any Subsidiary conducts operations establish a meaning for "hazardous substance", "petroleum", "release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA such broader meaning shall apply.

         2.24 AFFILIATED TRANSACTIONS. Schedule 2.24 hereto contains a complete listing of all compensation and other agreements of the Company and each Subsidiary with or for the benefit of any of their respective affiliates, any shareholder of the Company and the Subsidiaries, respectively, or any affiliate of any shareholder of the Company and the Subsidiaries, respectively, other than inter-company transactions with or between Operating Subsidiaries. Except for the employment contracts listed on Schedule 2.24 hereto, copies of which have been provided to the Investors, neither the Company nor any Operating Subsidiary have, as of the Closing Date, any written employment contracts.

         2.25 PRIVATE OFFERING. Neither the Company nor anyone acting on its behalf has offered or will offer shares of the Company or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Preferred Shares and the Warrants not exempt from the registration requirements of Section 5 of the Securities Act; provided, however, that with respect to the offer and sale thereof to the Investors, the Company is relying on the representations, warranties and agreements of the Investors set forth herein. All shares of capital stock of the Company have been offered and sold in compliance with all applicable federal and state securities laws. Assuming that the Investors representations and warranties contained in SECTION 3 of this Agreement are true and correct at the Closing and the Deferred Closing, the offer, issuance and sale of the Preferred Shares and the Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, as currently in effect, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, as currently in effect.

         2.26 COMMISSION DOCUMENTS. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments thereto; and the Company has furnished the Investors copies of all of such documents, each as filed with the Securities and Exchange Commission (the "Commission"), other than all exhibits thereto, since January 1, 1994 (collectively, the "Commission Documents"), and has furnished access to all other Commission Documents, and all exhibits thereto; provided, however, that with respect to the Company's Proposed Registration Statement on Form S-4 relating to its proposed acquisition of the remaining shares of the capital stock of North American Environmental Group, Inc., the Company has furnished all filed amendments to such Form S-4, which such Form S-4 is not complete. Each Commission Document (as finally amended) was true and accurate in all material respects and, except for such Form S-4 which is not complete, was in material compliance with the requirements of its respective report form at the time such document was filed.

         2.27 HOLDING COMPANY AND INVESTMENT COMPANY STATUS. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company,' or an "affiliate" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

SECTION 3.       REPRESENTATIONS OF THE INVESTORS

         As part of the basis of this Agreement, each Investor, severally and not jointly, hereby represents that on the date hereof:

         3.1 AUTHORIZATION. The execution of this Agreement and the documents executed by the Investor pursuant to this Agreement have been authorized by all necessary action on the part of the Investor, have been executed and delivered, and constitute valid, legal, binding and enforceable agreements of the Investor. Each Investor acquiring Preferred Shares in exchange for a Note and Purchase Warrant represents and warrants, severally but not jointly, that such Investor is the sole legal and beneficial owner of all interests in such Note and Purchase Warrants, free and clear of all liens, claims, charges, security interests or other encumbrances of any kind or nature, and that, upon the delivery of the Note and Purchase Warrants to the Company at the Closing, all legal and beneficial interests in the Note and Purchase Warrants will have been surrendered for cancellation to the Company, free and clear of any such liens, claims, charges, security interests or other encumbrances. No consent, waiver or other authorization from any third party is required in order for the Investor to surrender for cancellation such Note and Purchase Warrants to the Company.

         3.2 INVESTMENT PURPOSE. The Investor is acquiring the Preferred Shares and the Warrants for its own account, for investment, and not with a view to any "distribution" within the meaning of the Securities Act. The Investor has no present intention to make any transfer of the Preferred Shares or the Warrants. No broker-dealer acted on behalf of the Investor in connection with the offer or sale of the Preferred Shares or the Warrants.

         3.3 RESTRICTIONS ON TRANSFERABILITY. The Investor understands that because the Preferred Shares and the Warrants have not been registered under the Securities Act and applicable state securities laws (based in part on the representations, warranties and agreements of the Investor contained herein), it cannot dispose of any of the Preferred Shares, Conversion Shares, Warrants or Warrant Shares unless they are subsequently registered under the Securities Act or exemptions from registration are available, and that the Investor must bear the economic risk of an investment in such securities as a result thereof. The Investor acknowledges and understands that, except as provided in SECTION 5 of this Agreement, it has no registration rights. Although it may be possible in the future to make limited public sales of the Preferred Shares and/or Conversion Shares and/or the Warrants and/or the Warrant Shares without registration under the Securities Act, Rule 144 is not now available and there is no assurance that it will become available for such purpose. By reason of these restrictions, the Investor understands that it may be required to hold the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares for an indefinite period of time. The Investor understands that each certificate representing the Preferred Shares, Conversion Shares, Warrants and Warrant Shares, will bear appropriate state "blue sky" legends and a legend substantially to the effect that:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS."

The Investor also acknowledges that appropriate stop transfer orders will be noted on the Company's stock records for the securities bearing such legend.

         3.4 STATUS OF INVESTOR. The Investor is knowledgeable and experienced in making venture capital investments, including investments similar to those securities to be acquired by it pursuant to this Agreement, and is able to bear the economic risk of loss of its investment in the Company. The Investor is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act or is a "purchaser," as that term is defined in Rule 506 (b) (2) (ii) of Regulation D of the Securities Act. The Investor's state of incorporation, organization or residence and principal place of business, are listed on Exhibit A, and the Investor has not been organized for purposes of investing in the Company.

         3.5 BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Investor, except as may otherwise be provided in Exhibit A, all of which such claims shall be paid entirely by such Investor.

         3.6 OWN ACCOUNT. The Investor is acting on its own behalf in connection with the investigation and examination of the Company and its decision to execute these documents.

         3.7 RECEIPT OF INFORMATION. The Investor has received and reviewed with such investment, legal, financial and other advisors as the Investor has elected a copy of each of the documents furnished to the Investor pursuant to SECTION 2.26 hereof. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Preferred Shares and the Warrants. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company and each Subsidiary regarding the terms and conditions of the offering of the Preferred Shares and the Warrants and the business, properties, prospects, and financial condition of the Company and each Subsidiary and to obtain additional information (to the extent the Company or any such Subsidiary possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties in SECTION 2 of this Agreement or the right of the Investor to rely thereon.

SECTION 4.       COVENANTS OF THE PARTIES.

         The Company hereby covenants that, except as provided for below, for so long as (a) the Investors hold at least twenty percent (20%) of the Preferred Shares, with respect to the covenants contained in SECTIONS 4.4 through 4.22, excluding 4.7, and (b) the Investors hold any of the Preferred Shares with respect to the covenants contained in SECTIONS 4.1 through 4.3 and 4.7, unless waived by at least two (2) holders of Preferred Shares holding in the aggregate at least a two-thirds interest in the Preferred Shares then outstanding, the Company will and will cause its Subsidiaries to comply with the provisions of this SECTION 4.

         4.1 FINANCIAL INFORMATION. The Company will maintain a system of accounts in accordance with GAAP and procedures, keep full and complete financial records and the Company will furnish to the Investors the following reports:

         (a) within fifty-five (55) days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                      (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                      (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a senior financial officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided, that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q (or, if the Company files with the Commission a Form 12b-25 with respect to a particular 10-Q in accordance with the Exchange Act, no later than fifteen
(15) days after the filing of such Form) prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section;

         (b) within one hundred (100) days after the end of each fiscal year of the Company, duplicate copies of,

                      (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                      (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided, that delivery within the time period specified above (or, if the Company files with the Commission a Form 12b-25 with respect to a particular 10-K in accordance with the Exchange Act, no later than fifteen (15) days after the filing of such Form) of the Company's Annual Report on Form 10-K for such fiscal year, together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act, prepared in accordance with the requirements therefor and filed with the Commission, shall be deemed to satisfy the requirements of this Section;

         (c) promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each final registration statement (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are material;

         (d) promptly, and in any event within ten (10) days after a Responsible Officer (as defined below) becoming aware of the existence of any default in the performance of any covenant, obligation or agreement of the Company hereunder or pursuant to any other document executed pursuant to the terms of this Agreement or any material breach of any representation made by the Company or any Operating Subsidiary hereunder (each, an "Event of Default") or that any person has given any notice or taken any action with respect to a claimed Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto (as used herein, the terms "Responsible Officer" shall mean any of the following officers of the Company: the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, and Senior or Executive Vice Presidents and the controller or the chief accounting officer (and any person who performs one of the same functions under a different title));

         (e) promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any government entity relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries considered as a whole; and

         (f) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any Subsidiary or relating to the ability of the Company or any Subsidiary to perform its obligations hereunder as from time to time may be reasonably requested by any Investor.

         4.2 ACCESS TO INFORMATION. The Company will permit any Investor to inspect at the Investor's expense any of the properties or books and records of the Company and any Subsidiary, to make copies of extracts from such books and records at the Investor's expense and to discuss the affairs and condition of the Company and the Subsidiaries with representatives of the Company and such Subsidiaries, all to such reasonable extent and at such reasonable times and intervals as such Investor may reasonably request. If any Investor exercises the right to inspection it must, unless otherwise required by law, at the request of the Company or a Subsidiary, as appropriate, sign an agreement to hold in confidence any confidential information received as a result of such inspection under circumstances indicating the confidentiality of such information until such information has been publicly disclosed or until disclosure is required by law or by court order.

         4.3 USE OF PROCEEDS. The Company shall timely report to the SBA the use of proceeds from the sale of the Preferred Shares and the Warrants on SBA Form 1031 and will provide NBCC with a copy of such report as soon as practicable after its filing with the SBA. In addition, the Company shall promptly provide to NBCC or the SBA, as the case may be, all such information specified in Section 610 of the SBA regulations. The Company and each Subsidiary shall provide NBCC (in addition to the rights granted pursuant to SECTION 4.2 hereof) and/or the SBA, upon written request from NBCC or the SBA, as the case may be, access to the Company's and each Subsidiary's, as the case may be, books and records to confirm the use of proceeds reported by the Company to the SBA on SBA Form 1031. The Company will use the proceeds from the sale of the Preferred Shares and the Warrants for only those purposes specified in such SBA Form 1031 and, notwithstanding anything else to the contrary contained herein or therein, the Company shall not use the proceeds from the sale of the Preferred Shares or the Warrants for any restricted or ineligible purpose, as set forth in Section 720 of the SBA regulations.

         4.4     KEY MAN INSURANCE.  The Company shall maintain the Key Man
Insurance.

         4.5 INTELLECTUAL PROPERTY. From the date hereof, the Company and each Subsidiary will use all reasonable efforts to keep confidential all know-how, trade secrets, proprietary rights and other confidential intellectual property and information which is material to the respective businesses or prospective businesses of the Company and the Subsidiaries, and to provide the Company and/or each Subsidiary with sufficient title to, ownership of, or rights to such intellectual property as is or may become necessary for the conduct of their respective businesses. From the date hereof, the Company and each Subsidiary will use its best efforts to enter into such agreements with its respective employees, consultants, licensees, customers and other third parties as may be reasonably required to carry out its obligations under this
SECTION 4.5.

         4.6 PRESERVATION OF CORPORATE EXISTENCE AND PROPERTY. Except as otherwise determined by the Board of Directors to be in the best interests of the Company, the Company and each Subsidiary will preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditation, privileges, and properties the failure of which to preserve, protect, and maintain would reasonably be expected to have a material adverse effect on the business, affairs, assets, prospects, operations, or condition, financial or otherwise, of the Company and its Subsidiaries.

         4.7 SBA REPORTS. Within twenty (20) days after NBCC shall have made a request therefor, the Company and each Subsidiary will furnish to NBCC in writing all information reasonably available to the Company and the Subsidiaries that NBCC shall request with respect to the Company, the Subsidiaries, or any firm or corporation in which the Company or any Subsidiary may from time to time have or have had any interest, which is needed in connection with the preparation of SBA forms or any other report or form that NBCC may be required to make to any governmental agency or regulatory authority in connection with its purchase and/or ownership of Preferred Shares, the Warrants, the Conversion Shares and/or the Warrant Shares hereunder.

         4.8 LIABILITY INSURANCE. The Company will use its best efforts to maintain comprehensive liability insurance (including automobile liability coverage) at regular premium rates with insurer(s) of recognized responsibility in an amount which is commercially reasonable for the benefit of itself and the Subsidiaries.

         4.9 NO IMPAIRMENT. The Company and the Subsidiaries will observe and honor in good faith all rights of the Investors, under the terms of this Agreement or any other documents executed in connection herewith, and will take no action that would impair or otherwise prejudice such rights.

         4.10 BOARD MEETINGS. The Company's Board of Directors shall meet at least once in every fiscal quarter ending on the last day of March, June, September and December of each year, beginning with the quarter ending on June 30, 1996. The Chairman of the Board of Directors shall meet with the representatives of the Investors on the Board of Directors in a separate meeting to be held immediately subsequent to each quarterly meeting of the Board of Directors of the Company. The Board of Directors shall appoint a Compensation Committee at or prior to June 30, 1996.

         4.11    BOARD OF DIRECTORS.

         (a) The Board of Directors of the Company shall, on the earlier of June 30, 1996, or the 5th day following notice to the Company from holders of at least two-thirds interest in the Preferred Shares then outstanding, consist of no more than nine (9) members, composed of (i) four (4) members (three (3) members at such time as at least one-third of the Preferred Shares issued at the Closing, or any Deferred Closing, are no longer issued and outstanding) designated by the holders of a majority in interest of the Preferred Shares (at least one (1) of which shall be designated by NBCC so long as NBCC owns at least fifty percent (50%) of the Preferred Shares purchased by it pursuant to the terms hereof), (ii) four (4) members designated by the holders of Common Stock (five (5) members at such time as the holders of the Preferred Shares are entitled to designate three (3) members pursuant to the terms of clause (i) above) and (iii) one (1) member designated jointly by the holders of the Common Stock and the holders of a majority in interest of the Preferred Shares. The size and composition of the Board is subject to the right of the Investors to elect a majority of the Board as provided hereunder.

         (b) Except as provided below in SECTION 4.11 (d), at any time that the Company increases the size of its Board of Directors to a number greater than nine (9), the holders of a majority in interest of the Preferred Shares then issued and outstanding and the holders of the Common Stock shall each designate the same number of additional new directors to fill any newly created vacancies on the Board of Directors subsequent to the date of this Agreement.

         (c) The Company agrees to propose the designees of the holders of a majority in interest of the Preferred Shares (and the designee(s) of NBCC) for election to its Board of Directors and to take all such action to effect such election as are within its power. The rights and obligations under this
SECTION 4.11 shall terminate at such time as at least two-thirds of the Preferred Shares issued at the Closing, and any Deferred Closing, are no longer issued and outstanding; provided, however, that the majority in interest of the Preferred Shares then outstanding shall continue to have the right to designate one (1) member of the Board of Directors of the Company so long as at least ten percent (10%) of the Preferred Shares issued at the Closing, or any Deferred Closing, remain outstanding (which shall be the designee of NBCC in the event NBCC owns any of such remaining ten percent (10%)).

         (d) If the Company shall breach any of the covenants or obligations set forth in the Designations or any of its obligations, covenants and/or agreements contained in (a) Sections 4.1 through 4.14, 4.17, 4.18, 4.19, 4.21, Section 5, Section 6, Section 7, or Section 8 herein, and such breach remains uncured or unremedied for a period of ninety (90) days, (b) Section
4.17 herein, and such breach remains uncured or unremedied for thirty (30) days, (c) Section 4.15 herein, and such breach remains uncured for a period of fifteen (15) days or (d) Section 4.22, then in any such event, the holders of a majority in interest of the Preferred Shares shall be entitled then and thereafter to nominate and elect a majority of directors to the Company's Board of Directors (at least two (2) of which shall be designees of NBCC). Any vacancy on the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of the Preferred Shares shall be filled by the vote or written consent of the holders of a majority in interest of the Preferred Shares; provided, however, that any designee of a particular holder of Preferred Shares shall be replaced by such holder. A director may be removed from the Board of Directors with or without cause by the vote or consent of the holders of the outstanding class with voting power entitled to elect him or her in accordance with the Delaware General Corporation Law. Any such additional directors appointed pursuant to the terms of this Section 4.11(d) shall resign from the Board of Directors at the first regularly scheduled annual meeting of the shareholders of the Company subsequent to the cure or remedy of the breach giving use to the holders of the majority in interest of the Preferred Shares having the right to nominate and elect a majority of the directors of the Board of Directors of the Company pursuant to this Section.

         (e) In the event that the Investors are entitled to a majority of seats on the Company's Board of Directors, the Company agrees promptly to take all actions necessary or appropriate (including, if necessary, amending the Company's Certificate of Incorporation or Bylaws to increase the number of seats on the Board of Directors) to nominate to the Company's Board of Directors, such number of additional nominees designated by the holders of a majority in interest of the Preferred Stock as are required to give such designees of the Investors (and/or NBCC, as applicable) a majority of seats on the Board of Directors.

         (f) Any designees of the Investors serving on the Board of Directors pursuant to this SECTION 4.11 shall have the right to be reimbursed, upon reasonable notice and documentation of such costs and expenses to the Company, for his or her reasonable costs of travel and out-of-pocket expenses incurred in connection with his or her service on the Board of Directors.

         4.12 DIRECTORS AND OFFICERS INSURANCE; INDEMNITY. On or prior to June 30, 1996, and upon the request of the holders of a majority in interest of the Preferred Shares, the Company will use its best efforts to obtain directors and officers insurance at regular premium rates with insurers of recognized responsibility in amounts and on terms comparable to other companies in the same industry as the Company. The Company shall enter into indemnification agreements with the designees of the Investors to the Company's Board of Directors, in form and substance acceptable to such designees, on or prior to such designees becoming members of the Board of Directors of the Company.

         4.13 OPTION POOL. The Company shall not establish a stock grant, option plan or purchase plan, other employee stock incentive program or agreement that in the aggregate exceeds five percent (5%) of the fully diluted Common Stock of the Company (excluding options and warrants in existence on the Closing Date) at the later of the Closing or the Deferred Closing (the "Option Pool"). Any options granted pursuant to such plan at the Closing or within six
(6) months of the Closing Date shall have an exercise price of at least $1.00 per share. The provisions of this SECTION 4.13 shall be in addition to, and not in any manner limit, obligations pursuant to any option, warrant, employment agreement or other written obligation, agreement or commitment of the Company or any Operating Subsidiary as of the date of this Agreement (which such obligations shall be disclosed in Schedule 2.5).

         4.14 REVERSE STOCK SPLIT. Subsequent to five (5) years from the Closing Date and upon the request of the holders of a majority in interest of the then outstanding Preferred Shares, the Company shall use its best efforts (which shall include, if required by law, submitting such proposal to the stockholders of the Company) to implement a reverse stock split which would, if consummated, create a Common Stock price in excess of $12.00 per share, assuming that the average of the price earnings ratio for the Company's Common Stock over the sixty (60) days prior to the consummation of such reverse stock split is projected to remain unchanged or improve after such reverse stock split.

         4.15 RESTRICTED CORPORATE ACTIONS. Neither the Company nor any of the Subsidiaries will, without the approval of the holders of a majority in interest of the Preferred Shares, take any of the following actions:

         (a) make any loans or advances to any officers, directors or affiliates of the Company or any Subsidiary, other than travel or miscellaneous cash advances in the ordinary course of business and as provided for in existing employment agreements;

         (b) incur any obligation, contingent or otherwise, to guarantee the debt or any other obligations or liabilities of any other person or entity other than in the normal and ordinary course of business (not including inter-company transactions with or between Operating Subsidiaries);

         (c) mortgage, pledge, hypothecate or otherwise encumber any assets or properties if, as a result thereof, more than fifty percent (50%) of the aggregate book value of the assets of the Company or such Subsidiary would be subject to a mortgage, pledge, hypothecation or other encumbrance;

         (d) create any new non-wholly owned subsidiary, or permit any Subsidiary to issue any equity securities to anyone other than the Company or a wholly owned Subsidiary of the Company;

         (e) engage in any line or lines of business activity other than the businesses in which they are engaged on the Closing Date and lines of business reasonably related thereto;

         (f) directly or indirectly acquire (whether by acquisition of stock, assets or license rights, or by entering into a joint venture, development agreement or otherwise) the business or operations of any other corporation, person, or entity;

         (g) repurchase any shares of any employee or stockholder that would cause the Investors not to qualify their Conversion Shares and/or Warrant Shares under Section 1202 of the Internal Revenue Code of 1986, as amended, as qualified small business stock;

         (h) enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate of the Company or such Subsidiary (not including inter-company transactions with or between Operating Subsidiaries), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arms-length transaction with a person not an affiliate of the Company or such Subsidiary;

         (i) incur any additional Debt (as defined below) if, immediately upon the incurrence of such Debt, the ratio of Consolidated Debt (as defined below) to Consolidated Net Worth (as defined below) would be equal to or greater than 1.0 to 1.0. As used in this SECTION 4.15(i), the term "Consolidated Debt" shall mean, as of the date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP. Notwithstanding anything contained herein to the contrary, Consolidated Net Worth shall be deemed to include the shares outstanding from time to time of the Company's Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, the Preferred Shares and any series of preferred stock issued subsequent to the date hereof. As used in this SECTION 4.15(i), the term "Consolidated Net Worth" shall mean, as of the date of determination, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus the total liabilities of the Company and its Subsidiaries which would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP. As used in this SECTION 4.15(i), the term "Debt" shall mean, with respect to a particular person, without duplication,
(i) its liabilities for borrowed money, (ii) its liabilities for the deferred purchase price of property acquired by such person (including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to such property), (iii) the amount of any obligation under a capital lease which would, under GAAP, appear as a liability on the balance sheet of such person, (iv) all liabilities for borrowed money secured by a lien with respect to any property owned by such a person (whether or not it has assumed or otherwise become liable for such liabilities), (v) accrued but unpaid interest on any of the liabilities of the type described in CLAUSES (i) through (iv) above, and (vi) any guaranty of such person with respect to the liabilities of the type described in CLAUSES (i) through (v) above;

         (j) increase the number of shares under all stock option plans above 2,500,000 shares of Common Stock (on a fully diluted basis and as appropriately adjusted for recapitalizations, stock splits and the like), excluding shares of Common Stock issued or to be issued pursuant to obligations of the Company under any option, warrant, employment agreement or other written obligation of the Company or any Subsidiary as of the date hereof (which such obligations shall be disclosed in Schedule 2.5);

         (k) sell, lease, transfer, assign, license or pledge any material license, intellectual property right, patent or trade secret, except in the ordinary course of business to end users, manufacturers or distributors of its products or services and except for security interests granted to lenders for money borrowed;

         (l) repurchase, redeem or retire any shares of capital stock of the Company other than pursuant to (i) the Stockholder's Agreement, (ii) this Agreement, (iii) as required by the Series D Convertible Preferred Stock or Series E Convertible Preferred Stock Certificate of Designations or as permitted by the Preferred Shares Certificate of Designation, (iv) any contractual rights to repurchase shares of Common Stock held by employees, directors or consultants of the Company or the Subsidiaries upon termination of their employment or services, (v) pursuant to the exercise of a contractual right of first refusal held by the Company existing as of the date of this Agreement or (vi) subsequently issued in connection with the Option Pool, or as contemplated by SECTION 6 hereof; or

         (m) consolidate or merge with or into any other business entity or sell or transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company (or stock or assets of any Subsidiary), or otherwise reorganize the Company (or any Subsidiary), unless upon consummation of such merger or consolidation, the holders of voting securities of the Company own directly or indirectly 51% or more of the voting power to elect directors of the surviving, acquiring or consolidated corporation, partnership or other entity, other than the possible sale of EET, Inc.'s Austin operations as described on the Schedules hereto.

         4.16 MINIMUM NET WORTH. The consolidated net worth of the Company, as shown on the audited financial statements of the Company for the fiscal year ended December 31, 2000, determined in accordance with GAAP, shall be greater than or equal to $45,000,000.

         4.17 RESERVATION OF SHARES. The Company shall use its best efforts to promptly (which shall include among other efforts, holding a shareholders' meeting with respect thereto not later than December 31, 1996) cause its Certificate of Incorporation to be amended, or other required related action to be taken, so as to cause a sufficient number of shares of Common Stock to be available and to be reserved to permit the (a) conversion in full of all Preferred Shares in accordance with the terms of this Agreement and the Designations, and (b) exercise in full of all of the Warrants issued in connection with this Agreement. In the event that, on the date an Investor exercises its right to receive shares of Common Stock in accordance with the terms of the Preferred Shares or a Warrant, there is not then available a sufficient number of unreserved shares of Common Stock or shares reserved for issuance in connection with the

Preferred Shares or such Warrant to permit such conversion or exercise, then the Company shall, in lieu thereof, issue as many shares of Common Stock so to be received as are then available for conversion or exercise of the Preferred Shares or such Warrant and immediately pay to such exercising Investor in cash, an amount equal to the product of: (i) the then current fair market value of a share of Common Stock less the then existing exercise price for those shares of Preferred Stock or Warrants which could not be converted or exercised , multiplied by (ii) the number of shares of Common Stock that would otherwise be required to have been delivered by the Company upon such conversion or exercise but are then unavailable.

         4.18 AUDITED FINANCIAL STATEMENTS. Within thirty (30) days of the date of this Agreement, the Company shall deliver to the Investors its audited financial statements as at and for the year ended December 31, 1995, which shall not be materially different from those in Schedule 2.7.

         4.19 ADDITIONAL KEY MAN INSURANCE. Within ninety (90) days of the date of this Agreement, the Company shall have obtained, and delivered evidence of, the additional life insurance applied for with respect to Tim B. Tarrillion and Donovan W. Boyd, as referenced in SECTION 1.3(f).

         4.20 OTHER PREFERRED STOCK. (a) On or prior to July 31, 1996, all of the shares of the Company's Series D Convertible Preferred Stock shall have been converted into shares of Common Stock. (b) On or prior to July 31, 1996, the holders of all of the shares of the Company's Series E Convertible Preferred Stock shall have entered into an agreement, in form and substance reasonably acceptable to the holders of a majority in interest of the Preferred Shares, whereby the rights of the holders of the Company's Series E Convertible Preferred Stock in the event of a liquidation or a redemption shall be pari passu with the rights of the holders of the Preferred Shares.

         4.21 DELISTING. The Company shall use its best efforts not to allow the shares of Common Stock to be delisted such that they are no longer listed on any national securities exchange (including among others the NASDAQ Small-Cap market).

         4.22 CHANGE OF CONTROL. The Company shall not allow one or more persons acting in concert, together with all affiliates, to acquire in one or more related transactions, more than fifty percent (50%) of the shares of capital stock of the Company that are then entitled to vote for the election of the directors of the Company.

SECTION 5.       REGISTRATION RIGHTS

         5.1     DEFINITIONS.     When used in this Section, unless otherwise
defined herein, the following terms shall have the respective meanings assigned to them in this Section or in the sections, subsections or other subdivisions or other documents referred to below:

         "Demand Registration" shall have the meaning assigned to it in SECTION 5.2.

         "Holder" shall mean any Person that holds Registrable Securities.

         "Lockup Period" shall mean the six-month period following the Closing Date.

         "Person" shall mean any individual, corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Piggyback Registration" shall have the meaning assigned to it in
SECTION 5.3.

         "Registrable Securities" shall mean (i) the Conversion Shares, (ii) the Warrant Shares, and (iii) any securities issued or issuable with respect to the foregoing shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "Registration Expenses" shall mean (i) all expenses incident to the Company's performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing and engraving expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants and underwriters (excluding discounts and commissions) and (ii) in connection with each registration hereunder, the reasonable fees and disbursements of no more than one counsel chosen by the holders of a majority of the Registrable Securities included in such registration in an amount not to exceed $10,000; provided, that, Registration Expenses shall not include any Selling Expenses.

         "Registration Request" shall have the meaning assigned to it in
SECTION 5.2.

         "Registration Rights Expiration Point" shall mean the expiration of an eight-year period commencing as of the Closing Date.

         "Selling Expenses" shall mean underwriting discounts or commissions and any selling commissions attributable to sales of Registrable Securities.

         5.2 MANDATORY REGISTRATION. If, on or after the Lockup Period but prior to the Registration Rights Expiration Point, and provided that at least one year has elapsed since the most recent Registration Request (as defined below), (a) Holders of at least twenty-five percent (25%) of the Registrable Securities not theretofore registered pursuant to this SECTION 5, so long as the aggregate gross proceeds to be received from such proposed offering is expected to be not less than $500,000, or (b) Holders of at least fifty percent (50%) of the Registrable Securities not theretofore registered pursuant to this
SECTION 5, so long as the aggregate gross proceeds to be received from such proposed offering is expected to be not less than $1,000,000, request in writing that the Company register under the Securities Act at least 25% of the Registrable Securities not theretofore registered pursuant to this SECTION 5 (a "Registration Request"), the Company shall promptly give written notice of such Registration Request to all holders of

Registrable Securities and will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of (i) the Registrable Securities which the Company has been requested to register for disposition in accordance with the intended method of disposition described in the Registration Request and (ii) the Registrable Securities of any Holder that elects to join in the Registration Request within twenty (20) days after receipt of the above written notice from the Company. The Company may include in any such registration (x) similar securities held by other parties with registration rights and (y) similar securities that the Company desires to register; provided, that, in connection with an underwritten offering, such additional similar securities shall be reduced to a number, if any, that in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of the Registrable Securities to be included in such offering. Notwithstanding anything herein to the contrary, any registration requested pursuant to this SECTION 5.2 (a "Demand Registration") will not be deemed to have been effected unless it has become effective and remained effective no less than one hundred and eighty
(180) days; provided, further, that any such registration which does not become effective after the Company has filed a registration statement in accordance with the provisions of this SECTION 5.2 solely by reason of the refusal to proceed of the Holder or Holders that have made or joined in the Registration Request, including failure to comply with the provisions of this Agreement (other than any refusal to proceed based upon the advice of counsel to such Holder or Holders that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or that such registration statement or such prospectus, or the distribution contemplated thereby, otherwise violates or would, if such distribution using such prospectus took place, violate any applicable state or federal securities law) shall be deemed to have been effected by the Company at the request of such Holder or Holders. This SECTION 5.2 shall not apply to a request for registration on Form S-3 (or successor form) which shall be governed by SECTION
5.4. The Holders of Registrable Securities may make one (1) Demand Registration pursuant to the terms of clause (a) above and two (2) Demand Registrations pursuant to the terms of clause (b) above.

         5.3 OPTIONAL REGISTRATIONS. If, on or after the Lockup Period but prior to the Registration Rights Expiration Point, the Company proposes to register any of its securities under the Securities Act other than (a) under employee compensation or benefit programs, (b) an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company,
(c) pursuant to the acquisition by the Company of the remaining shares of the capital stock of North American Environmental Group, Inc. that the Company does not own as of the date of this Agreement, and (d) any registration conducted solely in connection with a proposed acquisition by the Company or any of its Subsidiaries, and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice (a "Piggyback Registration"). The Company shall use its best efforts to cause the managing underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement (or registration statements) for such offering to be included therein on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the Company gives notice of such a proposed registration, the total number of Registrable Securities which shall be included in such registration shall be reduced pro rata to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by the Company in such offering; provided, however, that
(i) if such Piggyback Registration is incident to a primary registration on behalf of the Company, and to the extent not prohibited by any registration rights agreements existing as of the date hereof, the securities to be included in the registration statement (or registration statements) for any person other than the Holders and the Company shall be first reduced prior to any such pro rata reduction, and (ii) if such Piggyback Registration is incident to a secondary registration on behalf of holders of securities of the Company, the securities to be included in the registration statement (or registration statements) for any person not exercising "demand" registration rights other than the Holders shall be first reduced prior to any such pro rata reduction.

         5.4 FORM S-3. If, on or after the Lockup Period but prior to the Registration Rights Expiration Point, the Company is eligible to effect a registration of its securities under Form S-3 (or a successor form), the Holders will have the right to request and have effected unlimited registrations of shares of Registrable Securities on Form S-3 as long as the aggregate proposed offering price is not less than $500,000 for such registration. Upon written request of a Holder delivered to the Company, the Company will use all reasonable efforts to cause the registration of all shares of Registrable Securities on Form S-3 or such successor form to the extent requested by the Holder. All expenses incurred in connection with such registration requested pursuant to this SECTION 5.4 shall be borne by the Holder; provided, however, that if the Company for its own account or any other holder of shares elects to register its shares as permitted below, the expenses of such registration shall be borne pro rata by all parties to the registration based upon the ratio that the number of such shares registered by such entity bears to the total number of shares to be registered. In connection with any such registration pursuant to this SECTION 5.4, the Company will in good faith use its best efforts to keep such expenses to be incurred by the Holders at a reasonable level (consistent with registrations of a similar nature and form). Any registration statement filed pursuant to this SECTION 5.4 may include other securities of the Company, with respect to which "piggy back" registration rights have been granted, and may include securities of the Company being sold for the account of the Company; provided, however, that any cutback shall be dealt with in the same manner as provided in SECTION 5.3.

         5.5 PROCEDURE FOR REGISTRATION. In connection with any request that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will use its best efforts to as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel, if any, selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed) (provided, however, that in connection with a Demand Registration, the Company shall be deemed to have met its obligations under this PARAGRAPH (a) so long as it files a registration statement within six (6) months of a Registration Request);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six (6) months or such shorter period which will terminate when Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable prospectus delivery period) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including, without limitation, each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to qualify generally to do business or subject itself to any general service of process in any jurisdiction where it is otherwise not then so subject);

         (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company becomes aware which requires the making of any change in the prospectus included in such registration statement so that such document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (f) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of the Company of the same class are then listed;

         (g) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance, and scope) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

         (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders an earnings statement no later than ninety (90) days after the end of the 12-month period beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the disqualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order; and

         (j) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

         5.6 REGISTRATION EXPENSES. The Company shall pay all Registration Expenses in connection (a) the first three (3) Demand Registrations and (b) each registration effected pursuant to SECTION 5.3 and, in any event, shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal and accounting duties, but subject to the last sentence of this SECTION 5.6), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. All Registration Expenses in connection with a Demand Registration other than the first three (3) Demand Registrations shall be borne by the seller or sellers of Registrable Securities pro rata based upon the number of Registrable Securities included in such registration. All Selling Expenses incurred in connection with a registration effected pursuant to the terms hereof shall be borne by the seller or sellers of Registrable Securities pro rata based upon the number of Registrable Securities included in such registration. Notwithstanding the foregoing, however, if, in connection with any Demand Registration effected other than the first three (3) Demand Registrations, the Company in good faith determines it is necessary to hire or engage additional temporary employees or consultants in connection with the preparation and consummation of such registration, the reasonable fees, costs and expenses of such employees or consultants incurred by the Company shall be borne by the seller or sellers of Registrable Securities pro rata based upon the number of Registrable Securities included in such registration.

         5.7     INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless, with respect to any registration statement filed by it, to the full extent permitted by law, each holder of Registrable Securities covered by such registration statement, and each other Person, if any, who controls such holder within the meaning of
Section 15 of the Securities Act (collectively, "Holder Indemnified Parties") against all losses, claims, damages, liabilities and expenses, joint or several to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; and in each such case, the Company shall reimburse each such Holder Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the Company shall not be liable to any such Holder Indemnified Party in any such case to the extent, that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnified Party for use in the preparation thereof. Such indemnity and reimbursement of expenses and other obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties.

         (b) Each holder of Registrable Securities participating in any registration hereunder shall severally (and not jointly or jointly and severally) indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) (collectively, "Company Indemnified Parties") against all losses, claims, damages, liabilities and expenses to which any Company Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such holder's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent in the cases described in CLAUSES (i) and (ii), that such untrue statement or omission was furnished in writing by such holder for use in the preparation thereof, or
(iii) any violation by such holder of any federal, state or common law rule or regulation applicable to such holder and relating to action of or inaction by such holder in connection with any such registration. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Parties (except as provided above) and shall survive the transfer of such securities by such holder.

         (c) Promptly after receipt by an indemnified party under SECTION 5.7(a) or SECTION 5.7(b) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for indemnification may be made pursuant to this SECTION 5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to under SECTION 5.7(a) or SECTION 5.7(b) is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this SECTION 5 for any legal expenses of counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Under no circumstances will the indemnifying party be obligated to pay the fees and expenses of more than one law firm for all indemnified parties. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this SECTION 5.

         (d) Indemnification similar to that specified in the preceding subsections of this SECTION 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or qualification of securities under any state securities or blue sky laws.

         (e) If the indemnification provided for in this SECTION 5 is unavailable to or insufficient to hold harmless an indemnified party under
SECTION 5.7(a) or SECTION 5.7(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in SECTION 5.7(a) or SECTION 5.7(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this SECTION 5.7(e) shall be deemed to include, without limitation, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in SECTION 5.7(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this SECTION 5.7(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this SECTION 5.7(e) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for contribution may be made against an indemnifying party under this SECTION 5.7(e), such indemnified party shall, if a claim for contribution in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement thereof (if the notice specified in SECTION 5.6(c) has not been given with respect to such action); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this
SECTION 5 except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in this paragraph.

If indemnification is available under this SECTION 5, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in SECTIONS 5.7(a) and 5.7(b), without regard to the relative fault of said indemnifying party or any other equitable consideration provided for in this paragraph. The provisions of this paragraph shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party. In connection with any underwritten offering contemplated by this Agreement which includes Registrable Securities, the Company and all sellers of Registrable Securities included in any registration statement shall agree to customary provisions for indemnification and contribution (consistent with the other provisions of this SECTION 5) in respect of losses, claims, damages, liabilities and expenses of the underwriters of such offering.

         5.8     UNDERWRITING.  If any registration effected pursuant to
SECTION 5.2 is an underwritten offering, or a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering shall be mutually agreed upon by the Company and the holders of a majority of the Registrable Securities to be included in such offering. If any Piggyback Registration is an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and manager or managers to administer the offering; provided, that such investment bankers and managers must be reasonably satisfactory to the holders of a majority of the Registrable Securities to be registered in such Piggyback Registration, if any Person (other than the Company) has the right, in the case of an underwritten secondary offering, to select the same.

         5.9 RULE 144 REQUIREMENTS. The Company covenants to each Holder that, to the extent that the Company shall be required to do so under the Exchange Act, the Company shall (a) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

         5.10 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company will not enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

         5.11 OBLIGATIONS OF HOLDERS IN A REGISTRATION. Each Holder agrees as follows:

         (a) If any Registrable Securities are included in a registration statement, the holder thereof will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; provided, that the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period said suspension is in effect.

         (b) If any Registrable Securities are being registered in any registration pursuant to this Agreement, the holder thereof will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Exchange Act, as amended, and any rules promulgated thereunder by the Commission and, at the request of the Company, will execute and deliver to the Company and to any underwriter participating in such offering, an appropriate agreement to such effect.

         (c) At the end of any period during which the Company is obligated to keep a registration statement current and effective as described herein, the holders of Registrable Securities included in the registration statement shall discontinue sales thereof pursuant to such registration statement.

         (d) If any Registrable Securities are included in a registration statement, the holder thereof will (i) furnish to the Company in writing such information as is reasonably requested by the Company for use in the registration statement (or any prospectus included therein), (ii) complete and execute all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required by an underwriter relating to the terms of the underwriting agreements and (iii) only sell such Registrable Securities on the basis provided in any such underwriting agreements.

         5.12    MISCELLANEOUS.  In connection with its obligations under this
SECTION 5, the Company shall have no obligation (a) to assist or cooperate in the offering or disposition of the Registrable Securities or (b) to obtain a commitment from an underwriter relative to the sale of the Registrable Securities.

SECTION 6.       DEFAULT REMEDIES.

         6.1 REMEDIES. At any time after an Event of Default (as defined in SECTION 4.1(d) other than an Event of Default relating to SECTIONS 4.16,
4.20 or 4.22), unless waived pursuant to the terms of SECTION 9.1, the Investors shall have the right to sell ("Remedy") to the Company all or part of the Preferred Shares held by such Investors on the Remedy Date (as defined below) (the "Remedy Securities") pursuant to the following terms:

         (a) In the event Investors wish to exercise their right to sell the Remedy Securities, the Investors shall notify the Company at least sixty
(60) days prior to the effective Remedy Date of their intention to exercise their Remedy right, the number of the Remedy Securities, and their intended Remedy Date, which date shall be no more than one hundred twenty (120) days from the date of the notice; provided, however, that if a "fair market value" determination made pursuant to SECTION 6.1(b) below extends beyond the effective Remedy Date as specified in the notice above, then such effective Remedy Date shall be ten (10) days after such "fair market value" determination. For purposes of this SECTION 6, the term "Remedy Date" shall mean each date on which Investors exercise their right to Remedy pursuant to this SECTION 6, and Investors shall be deemed to have exercised a Remedy right only upon the closing of such Remedy right as specified in SECTION 6.1(e) hereto.

         (b) The purchase price per share (the "Remedy Price") of the Remedy Securities shall be the greater of (x) the "fair market value" (plus, if not taken into account by the party or parties determining the fair market value pursuant to (b)(i), (b)(ii) or (b)(iii) below, (a) any accrued or declared but unpaid dividends payable on each of the Remedy Securities and (b) interest, if any) of each of such Remedy Securities or (y) the initial purchase price per Preferred Share hereunder (plus any accrued or declared but unpaid dividends payable on the Remedy Securities, plus interest, if any). For purposes of this SECTION 6, the term "fair market value" shall mean the fair market value of such security on the Remedy Date, determined as follows:

                 (i) by written agreement of the Company and the Investors exercising such Remedy right; or

                 (ii) if the Company and the Investors exercising such Remedy right fail to reach a written agreement within thirty (30) days after the notice given by the Investors exercising such Remedy right pursuant to SECTION 6.1(a) above, the Company and the Investors exercising such Remedy right shall together appoint an independent appraiser to determine the "fair market value" of the Remedy Securities, which shall be binding on the parties; or

                 (iii) if (x) the Company and the Investors are unable to agree upon the choice of an independent appraiser under (ii) hereof within forty (40) days after the notice given by the Investors pursuant to SECTION 6.1(a) or (y) such appraiser, after being duly selected, fails to determine the "fair market value" within thirty
         (30) days of being selected, then the Company, on the one hand, and the Investors exercising such Remedy right, on the other hand, shall each appoint, within ten (10) days following the expiration of the applicable time period under (x) or (y) above, an independent appraiser, and the two appraisers together shall determine the "fair market value." If only one appraiser is appointed during the 10-day period referred to above, then such appraiser shall alone determine the "fair market value," which determination shall be binding on the Company and the Investors exercising such Remedy right. If both appraisers are appointed within such 10-day period, and within thirty
         (30) days after the appointment of the second of the two appraisers, they cannot agree on the "fair market value" of the Remedy Securities, then each appraiser shall prepare a separate appraisal report of the fair market value ("FMV") of the Company and the "fair market value" of the Remedy Securities within sixty (60) days after the appointment of the second of the two appraisers, and if the lower of the two FMVs of the Company is equal to at least 85% of the higher FMV of the Company, then the "fair market value" of the Remedy Securities shall be the average of the "fair market value" of the Remedy Securities as determined by the two appraisers. If only one of the appraisers submits an appraisal report on or before such 60th day, then the "fair market value" of the Remedy Securities shall be the "fair market value" of the Remedy Securities as determined by such report; or

                 (iv) if neither of the appraisers submits an appraisal request on or before such 60th day, or if both appraisers submit an appraisal report but the averaging requirements set forth in (iii) above are not met, then the two appraisers shall promptly appoint a third appraiser who shall determine the "fair market value" of the Remedy Securities. If the two appraisers fail to appoint a third appraiser as required hereunder, either party shall have the right to submit the determination to arbitration under the rules and procedures of the American Arbitration Association.

         (c) The appraisers and arbitrators shall have access to all books and records of the Company and the Subsidiaries and shall have the right to examine all of its accounts, books, assets and equipment and do all things fully and completely to enable them to arrive at the FMV of the Company and the "fair market value" of the Remedy Securities. The cost of any appraisal proceedings shall be paid one-half ( 1/2) by the Company and one-half ( 1/2) by the Investors exercising such Remedy Right (pro rata). An appraiser making an appraisal pursuant to this Agreement shall assume an all cash sale with respect to the subject Remedy Securities and shall assume that the restrictions on transfer specified in this Agreement, the Stockholders' Agreement and/or any applicable federal or state securities law restrictions on transfer are not applicable to such Remedy Securities. All appraisers appointed shall be experienced and knowledgeable in the industry or industries in which the Company does business. The "fair market value" determination pursuant to
SECTION 6.1(b)(iii) or SECTION 6.1(b)(iv) hereof, as the case may be, shall be binding on the Company and the Investors exercising such Remedy Right.

         (d) If the Company is unable to purchase all Remedy Securities required to be purchased on a Remedy Date due to federal or state law restrictions or due to any restriction imposed by any listing agreement with any securities exchange to which the Company is then a party, Remedy Securities shall be repurchased (on a pro rata basis from the holders of the Remedy Securities based upon the Common Stock equivalents) from time to time, to the extent the Company is legally permitted to do so, and the Remedy obligations of the Company under this SECTION 6 will be a continuing obligation until the Company's repurchase of all such Remedy Securities.

         (e) On each Remedy Date (including any subsequent purchase closing date if multiple purchases result from the application of SECTION 6.1(d)), the Remedy closing shall occur at the Company's principal office. At the Remedy closing, to the extent applicable, the Investors exercising such Remedy Right shall deliver the Remedy Securities being sold, duly endorsed in blank, accompanied by such supporting documents as may be necessary to pass to the Company good title to the Remedy Securities, free and clear of all liens (other than restrictions under applicable securities laws and/or the Stockholders' Agreement). In consideration therefor, the Company shall deliver to each of the Investors exercising such Remedy Right (i) payment, by certified check, cashier's check or wire transfer, of the aggregate Remedy Price or (ii) at the option of the Company, a full recourse promissory note or notes evidencing the aggregate Remedy Price (the "Remedy Notes"). Each Remedy Note shall be secured by a pledge from the Company of the Remedy Securities for which the Remedy Note is executed, and the Company hereby agrees to take all actions and execute all documents (in form reasonably satisfactory to the Investors exercising such Remedy Right) necessary or appropriate to properly and fully secure each Remedy Note with the Remedy Securities transferred in exchange therefor. In addition, each Remedy Note shall be in form reasonably satisfactory to the Investors exercising such Remedy Right and shall in any case, unless otherwise agreed to by the parties, (i) have a term of three (3) years, (ii) provide for repayment of the aggregate Remedy Price at a rate of no less than one-third per year, with principal and interest payable in equal semi-annual installments, (iii) provide that the unpaid balance of the Remedy Note shall accrue simple interest at the rate of 13.5% per annum from the date of issuance until full payment of the aggregate Remedy Price is made and (iv) provide that all amounts due under such Remedy Note may be accelerated and declared immediately payable upon a default in any payment by the Company under such Remedy Note, which is not cured within sixty (60) days.

         6.2 TRANSFER OF REMEDY RIGHT. The Remedy Right granted hereunder is not assignable except by an Investor to any party who acquires at least fifty percent (50%) of the Preferred Shares originally issued to such Investor hereunder (appropriately adjusted for recapitalizations, stock splits and the like).

SECTION 7.       RIGHT OF FIRST REFUSAL ON ISSUANCE OF NEW SECURITIES

         7.1 GRANT OF RIGHT. The Company hereby grants to each Investor, for so long as the Investors hold at least twenty percent (20%) of the Preferred Shares, the right of first refusal to purchase its Pro Rata Share (as defined below) of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. A "Pro Rata Share," for purposes of this right of first refusal, is the ratio that (a) the sum of the total number of shares of Common Stock which are then held or obtainable by the Investor (including those which each such Investor has the right to obtain pursuant to exercise or conversion of any option, warrant, right or convertible security) bears to (ii) the sum of the total number of shares of Common Stock then outstanding and which are issuable pursuant to exercise or conversion of any then outstanding options, warrants, rights or convertible securities.

         7.2 NEW SECURITIES. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or preferred stock. Notwithstanding the foregoing, the term "New Securities" does not include (a) the Conversion Shares, (b) Warrant Shares, (c) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company or its stockholders own more than seventy- five percent (75%) of the voting power of the surviving or successor corporation, (d) securities issued or sold in connection with the Option Pool, (e) securities issued pursuant to any rights, agreements or convertible securities, including, without limitation, options and warrants, provided that the rights of first refusal established by this SECTION 7 applied with respect to the initial sale or grant by the Company of such rights, agreements or convertible securities, (f) securities issued pursuant to the conversion of shares of the Company's Series D Preferred Stock or Series E Preferred Stock, (g) securities issued pursuant to any warrant, option, agreement or convertible security of the Company outstanding as of the date of this Agreement (and disclosed in Schedule 2.5), (h) securities exempt from the registration requirements of the Securities Act as a result of Regulation S promulgated under the Securities Act, (i) securities issued in connection with the acquisition of the remaining shares of the capital stock of North American Environmental Group, Inc. by the Company or (j) securities issued in connection with any stock split, stock dividend or recapitalization by the Company not involving new financing.

         7.3 NOTICE. In the event the Company proposes to undertake an issuance or sale of New Securities, it shall give the Investors written notice of its intention, describing the amount and type of New Securities, and the price and general terms upon which the Company proposes to issue the same. Each Investor shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         7.4 ELIGIBLE SALES TO THIRD PARTIES. After giving the notice and opportunity for each Investor to participate as required under SECTION 7.3 above, the Company shall have one hundred and twenty (120) days thereafter to issue and sell the New Securities not elected nor eligible to be purchased by the Investors at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice under
SECTION 7.3. In the event the Company has not sold such New Securities within said one hundred and twenty (120) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

         7.5 ASSIGNMENT. The right of first refusal hereunder is not assignable except by any Investor to any party who acquires at least fifty percent (50%) of the Preferred Shares originally issued to such Investor hereunder and/or Conversion Shares and the Warrant Shares (appropriately adjusted for recapitalizations, stock splits and the like).

         7.6 ACCREDITED INVESTOR. The rights granted to the Investors pursuant to this Section 7 shall only be exercisable by an Investor who demonstrates, at the time of exercise of such rights, to the reasonable satisfaction of the Company, that (a) such Investor is an "accredited investor," as defined in Regulation D promulgated under the Securities Act or
(b) another exemption from the registration requirements of the Securities Act is available.

SECTION 8.       SPECIAL DEFAULT.

         8.1 VIOLATION IN USE OF PROCEEDS. Notwithstanding anything herein to the contrary, any breach by the Company of the reported use of proceeds pursuant to SECTION 4.3 hereof (without the prior written consent of NBCC) shall give each Investor the right, in its sole and absolute discretion, to demand (and receive, upon thirty (30) days' notice of such demand) repayment by the Company of the amounts paid by such Investor to the Company hereunder (plus interest thereon at the highest legal rate permitted under applicable law or SBA regulation). All such amounts due hereunder shall be paid to such Investor by certified check, cashier's check or wire transfer. In the event an Investor demands and receives such repayment, the Preferred Shares and Warrants issued to such Investor pursuant to this Agreement (and the Conversion Shares and Warrant Shares into which such Preferred Shares or Warrants may from time to time have been converted or exercised for) shall be surrendered by such Investor to the Company, duly endorsed in blank, accompanied by such supporting documents as may be necessary to pass to the Company good title to such securities, free and clear of all liens (other than restrictions under applicable securities laws and/or the Stockholders' Agreement) and, at the option of the Company, canceled by the Company. Notwithstanding the foregoing, however, to the extent that SBA regulations permit the Company to cure any default under this SECTION 8.1, the Company may cure such default prior to the expiration of the 30-day notice period above, and in such case the rights of the Investors to require the Company to repurchase any of their Preferred Shares, Warrants, Conversion Shares and Warrant Shares to the Company under this SECTION 8.1 shall cease with respect to such default. Any such cure shall in no way be deemed to limit an Investor's rights under this SECTION 8.1 with respect to any subsequent default. Nothing in this SECTION 8.1 shall be construed to restrict or otherwise limit an Investor's right to seek all other remedies available to it as provided hereunder, or at law or in equity, including the remedy of specific performance. The provisions of this SECTION
8.1 shall expire upon evidence satisfactory to NBCC that the Company has utilized the proceeds received pursuant to this Agreement in a manner that is consistent with their use reported to the SBA on SBA Form 1031. The rights of an Investor pursuant to this SECTION 8 shall not be transferrable or assignable except to an affiliate of such Investor.

SECTION 9.       GENERAL.

         9.1 AMENDMENTS, WAIVERS AND CONSENTS. Except as otherwise provided herein, any consents required and any waiver, amendment or other action of the Investors or holders of the Preferred Shares and Warrants (or Conversion Shares and Warrant Shares) may be made by consent(s) in writing signed by at least two (2) holders of Preferred Shares holding in the aggregate at least two-thirds of the Preferred Shares and Warrants (including, for such purposes, any Conversion Shares or Warrant Shares into which any of the Preferred Shares or Warrants have been converted into or exercised for that have not been sold to the public). Any amendment or waiver made according to this paragraph will be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted) and each future holder. Any amendment or waiver by the Company must be made in writing.

         9.2 SURVIVAL; ASSIGNABILITY OF RIGHTS. All representations of the parties made in this Agreement and in the certificates, exhibits, schedules or other written information delivered or furnished by one party to the other in connection with this Agreement will survive the delivery of the Preferred Shares for a period of three (3) years. Except as otherwise expressly provided for herein, all covenants and agreements made in this Agreement will survive Closing, and will bind and inure to the benefit of the parties' successors and assigns.

         9.3 GOVERNING LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

         9.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be taken to be an original, but such counterparts will together constitute one document.

         9.5 NOTICES AND DEMANDS. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the following addresses: if to the Company or an Operating Subsidiary, at the address as shown on the signature page of this Agreement, or at any other address designated by such corporation to the Investors in writing; if to the Investors, at its mailing address as shown on Exhibit A, or at any other address designated by the Investors to the Company in writing.

         9.6 SEVERABILITY. If any provision of this Agreement is held invalid under applicable law, such provision will be ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

         9.7 EXPENSES; SPECIFIC ENFORCEMENT. The Company will pay (a) all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, and (b) the reasonable out-of-pocket expenses of the Investors and the reasonable legal fees and disbursements incurred by one counsel for the Investors (up to a maximum of $25,000) with respect to this Agreement and the transactions contemplated hereby. The Investors, other than Pecaut Capital Investors, L.P. and Pecaut Partners, a limited partnership, designate Jenkens & Gilchrist, a Professional Corporation, as their counsel for this transaction. The parties agree that the rights created by this Agreement are unique and that the loss of any such right is not susceptible to monetary quantification. Consequently, the parties agree that an action for specific enforcement (including for temporary and/or permanent injunctive relief) is a proper remedy for the breach of the provisions of this Agreement, without the necessity of proving actual damages. If either party is required to take any action to enforce its rights under this Agreement, the prevailing party shall be entitled to its reasonable expenses, including attorneys' fees, in connection with any such action.

         9.8 ENTIRE AGREEMENT. This Agreement (including the schedules and exhibits hereto) and the agreements referenced as exhibits to this Agreement constitute the entire agreement of the parties, and supersede any prior agreements.

        The undersigned have executed this Agreement as of the day and year first written above.

                              COMPANY:

                              NORTH AMERICAN TECHNOLOGIES GROUP,
                              INC.


                              By:    /s/ Tim B. Tarrillion
                                 -----------------------------------------------
                                     Tim B. Tarrillion, President and Chief
                                     Executive Officer

                              Address for notices:

                              4710 Bellaire Boulevard
                              Suite 301
                              Bellaire, TX  77401
                              Telephone:   (713) 662-2699
                              Telecopy:    (713) 662-3728
                              Attention:   Tim B. Tarrillion

                              OPERATING SUBSIDIARIES:

                              EET, Inc.


                              By:    /s/ Tim B. Tarrillion
                                 -----------------------------------------------
                                     Tim B. Tarrillion, Vice President

                              Address for notices:

                              4710 Bellaire Boulevard
                              Suite 301
                              Bellaire, TX  77401
                              Telephone:   (713) 662-2699
                              Telecopy:    (713) 662-3728
                              Attention:   Tim B. Tarrillion

                              Industrial Pipe Fittings, Inc.


                              By:    /s/ Tim B. Tarrillion
                                 ------------------------------------------
                                     Tim B. Tarrillion, Vice President

                              Address for notices:

                              4710 Bellaire Boulevard
                              Suite 301
                              Bellaire, TX  77401
                              Telephone:   (713) 662-2699
                              Telecopy:    (713) 662-3728
                              Attention:   Tim B. Tarrillion


                              GAIA Technologies, Inc.


                              By:    /s/ Tim B. Tarrillion
                                 -----------------------------------------------
                                     Tim B. Tarrillion, Vice President

                              Address for notices:

                              4710 Bellaire Boulevard
                              Suite 301
                              Bellaire, TX  77401
                              Telephone:   (713) 662-2699
                              Telecopy:    (713) 662-3728
                              Attention:   Tim B. Tarrillion


                              North American Environmental Group, Inc.


                              By:    /s/ Tim B. Tarrillion
                                 -----------------------------------------------
                                     Tim B. Tarrillion, Vice President

                              Address for notices:

                              4710 Bellaire Boulevard
                              Suite 301
                              Bellaire, TX  77401
                              Telephone:   (713) 662-2699
                              Telecopy:    (713) 662-3728
                              Attention:   Tim B. Tarrillion

                              NBCC:

                              NATIONSBANC CAPITAL CORPORATION


                              By:      /s/ Douglas C. Williamson
                                 -----------------------------------------------
                              Name:  Douglas C. Williamson
                              Title: Senior Vice President

                              Address for notices:

                              901 Main Street, 66th Floor
                              Dallas, Texas  75202-2911
                              Telephone:   214-508-0979
                              Facsimile:   214-508-0604
                              Attention:   Douglas C. Williamson

                              INVESTORS:

                              R. CHANEY & PARTNERS-1993 L.P.

                              By:    R. CHANEY & CO., INC.


                                     By:   /s/ Robert H. Chaney
                                        ----------------------------------------
                                           Robert H. Chaney, President & CEO

                              Address for notices:

                              909 Fannin, Suite 1275
                              Two Houston Center
                              Houston, TX  77010-1006
                              Telephone:   713-753-1315
                              Facsimile:   713-750-0021
                              Attention:   Robert H. Chaney

                              THE CCG CHARITABLE REMAINDER
                              UNITRUST #1

                              By:    CCG VENTURE PARTNERS, LLC


                                     By:     /s/ Mark E. Leyerle
                                        ----------------------------------------
                                           Mark E. Leyerle, Manager

                              Address for notices:

                              14450 T.C. Jester Blvd., #170
                              Houston, TX  77014
                              Telephone:   713-893-8331
                              Facsimile:   713-893-2420
                              Attention:   Mark E. Leyerle

                              HARRISON INTERESTS, LTD.


                              By:      /s/ Ed Knight
                                 -----------------------------------------------
                                     Ed Knight, Attorney-in-Fact

                              Address for notices:

                              Texas Commerce Bank Bldg., Suite 1900
                              Houston, TX  77002-3299
                              Telephone:   713-228-5911
                              Facsimile:   713-225-1565
                              Attention:   Ed Knight



                                /s/ Robert L. Zinn
                              --------------------------------------------------
                              Robert L. Zinn

                              Address for notices:

                              c/o Zinn Petroleum Co.
                              1200 Smith, Suite 2910
                              Houston, TX  77002
                              Telephone:   713-655-9521
                              Facsimile:   713-655-9525
                              Attention:   Robert L. Zinn

                                /s/ Robert L. Zinn
                              --------------------------------------------------
                              Robert L. Zinn, as Attorney and
                              Agent-in-Fact for Natalie Z. Haar

                              Address for notices:

                              c/o Zinn Petroleum Co.
                              1200 Smith, Suite 2910
                              Houston, TX  77002
                              Telephone:   713-655-9521
                              Facsimile:   713-655-9525
                              Attention:   Robert L. Zinn


                              ESTATE OF WILLIAM G. HELIS,
                              A LOUISIANA PARTNERSHIP


                              By:      /s/ David A. Kerstein
                                 -----------------------------------------------
                                     David A. Kerstein, General Agent

                              Address for notices:

                              228 St. Charles Avenue, Suite 912
                              New Orleans, LA  70130
                              Telephone:   504-523-1831
                              Facsimile:   504-522-6486
                              Attention:   David A. Kerstein


                              PECAUT CAPITAL INVESTORS, L.P.


                              By:      /s/ Daniel Pecaut
                                 -----------------------------------------------
                                     Daniel Pecaut, General Partner

                              Address for notices:

                              511 6th Street
                              Sioux City, Iowa  51101
                              Telephone:   1-800-779-7326
                              Facsimile:   712-252-4996
                              Attention:   Corey Wrenn

                              PECAUT PARTNERS, A LIMITED PARTNERSHIP


                              By:      /s/ Daniel Pecaut
                                 -----------------------------------------------
                                     Daniel Pecaut, General Partner

                              Address for notices:

                              511 6th Street
                              Sioux City, Iowa  51101
                              Telephone:   1-800-779-7326
                              Facsimile:   712-252-4996
                              Attention:   Corey Wrenn

                              THE ROSER PARTNERSHIP II, LTD.

                              By:    Christopher W. Roser,
                                     member of the General Partner,
                                     Roser Ventures, LLC

                                /s/ Christopher W. Roser
                              -------------------------------------------------
                              Christopher W. Roser


                              KATHERINE S. EVANS

                              By:      /s/ Christopher W. Roser
                                     ------------------------------------------
                                     Christopher W. Roser
                                     Attorney-in-Fact

                              THE PARADE FUND


                              By:      /s/ E J Crawford III
                                    -------------------------------------------
                              Name:    E J Crawford III
                                    -------------------------------------------
                              Title:   Managing Partner
                                    -------------------------------------------


                              THE ROSER PARTNERSHIP II, LTD.

                              By:   Christopher W. Roser,
                                    member of the General Partner,
                                    Roser Ventures, LLC

                              /s/ CHRISTOPHER W. ROSER
                              -------------------------------------------------
                              Christopher W. Roser



                              KATHERINE S. EVANS



                                    By:   /s/ CHRISTOPHER W. ROSER
                                          -------------------------------------
                                          Christopher W. Roser
                                          Attorney-in-Fact

                              /s/ Robert D. Greenlee
                              --------------------------------
                              Robert D. Greenlee

                              HEPTAGON INVESTMENTS LTD
                              A British Virgin Island Company


                              By:     /s/ Ian Barrett
                                  ---------------------------------------------
                              Name:   IAN BARRETT
                                    -------------------------------------------
                              Title:  Managing Director

                                   EXHIBIT A

                                 THE INVESTORS


                    Preferred Shares and Warrants Purchased

                                                                                                       Note
                                                                                                       ----
Name and Address                     Preferred      Warrant            Total           Form of       Interest
- ----------------                     ---------      -------            -----           -------       --------
                                      Shares         Shares        Consideration       Payment        Payable
                                      ------         ------        -------------       -------        -------
NationsBanc Capital Corporation        50,000       5,000,000         $5,000,000         Cash              NA
901 Main Street
66th Floor
Dallas, TX 75202-2911
(a Texas corporation)
Telecopy: (214) 508-0604

R. Chaney & Partners -                 12,500       1,250,000         $1,250,000      Conversion     $91,880.86
1993 L.P.
909 Fannin, Suite 1275
Two Houston Center
Houston, TX 77010-1006
Telecopy: (713) 750-0021

The CCG Charitable Remainder            7,500         750,000           $750,000      Conversion     $55,128.52
Unitrust #1
14450 T.C. Jester Blvd.
Suite 170
Houston, TX 77014
Telecopy: (713) 893-2420

Harrison Interests, Ltd.                5,000         500,000           $500,000      Conversion     $36,752.34
Texas Commerce Bank
Bldg.
Suite 1900
Houston, TX 77002-3299
Telecopy: (713) 225-1565

Robert L. Zinn                          1,000         100,000           $100,000      Conversion      $7,350.47
c/o Zinn Petroleum Co.
1200 Smith, Suite 2910
Houston, TX 77002
Telecopy: (713) 655-9525

Natalie Z. Haar                           500          50,000            $50,000      Conversion      $3,675.23
c/o Zinn Petroleum Co.
1200 Smith, Suite 2910
Houston, TX 77002
Telecopy: (713) 655-9525

Estate of William G. Helis                500          50,000            $50,000      Conversion  $3,675.23
228 St. Charles Ave.
Suite 912
New Orleans, LA 70130
Telecopy: (504) 522-6486

Pecaut Capital Investors,               4,000         400,000           $400,000         Cash          NA
L.P.
511 6th Street
Sioux City, Iowa 51101
Telecopy: (712) 252-4996

Pecaut Partners, a Limited              1,000         100,000           $100,000         Cash          NA
Partnership
511 6th Street
Sioux City, Iowa 51101
Telecopy: (712) 252-4996

Deferred Closings
- -----------------

The Roser Partnership II,               5,000         500,000           $500,000         Cash          NA
Ltd.
1105 Spruce St.
Boulder, CO 80302
Telecopy: (303) 443-1885

Katherine S. Evans                      1,000         100,000           $100,000         Cash          NA
1105 Spruce St.
Boulder, CO 80302
Telecopy: (303) 443-1885

The Parade Fund                         1,000         100,000           $100,000         Cash          NA
333 Texas St.
Suite 2300
Shreveport, LA 71101
Telecopy: (318) 222-2696

Robert Greenlee                         1,000         100,000           $100,000         Cash          NA
2060 Broadway
Suite 400
Boulder, CO 80302
Telecopy: (303) 444-7968

Heptagon Investments, Ltd.              2,500         250,000           $250,000         Cash          NA
5847 San Felipe
Suite 4540
Houston, TX 77057
Telecopy: (713) 953-7311

                         Other exhibits and schedules
                           to the Stock and Warrant
                           Purchase Agreement were
                             not included due to
                                    length